As filed with the Securities and Exchange Commission on January 2, 2014
Registration No. 333-3628

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PROVIDENT COMMUNITY BANCSHARES, INC.
(formerly known as Union Financial Bancshares, Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	57-1001177 (I.R.S. Employer Identification No.)

c/o Provident Community Bancshares, Inc.
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

1987 Stock Option Plan
1995 Stock Option Plan
(Full title of the plan)

Dwight V. Neese
President and Chief Executive Officer
Provident Community Bancshares, Inc.
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on April 17, 1996 by Union Financial Bancshares, Inc., now known as Provident Community Bancshares, Inc., a Delaware corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-3628, registering 117,339 shares1 of common stock, par value $0.01 per share, for issuance under the 1987 Stock Option Plan and the 1995 Stock Option Plan.

The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold (25,394 shares) under such Registration Statement.

1 Reflects a three-for-two stock split in February 1998 and a 5% stock dividend in February 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rock Hill, State of South Carolina, on this 2nd day of January, 2014.

PROVIDENT COMMUNITY BANCSHARES, INC.

By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer